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                                                                   EXHIBIT 21.01

                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                            WORLDWIDE SUBSIDIARY LIST

                                                              PERCENTAGE        STATE/COUNTRY OF
                                                              OWNERSHIP*         INCORPORATION
                                                              ----------        ----------------
Fairchild Semiconductor Corporation                              100%            Delaware
Fairchild Semiconductor Corporation of California                100%            Delaware
Fairchild Semiconductor Limited                                  100%            United Kingdom
Fairchild Semiconductor GmbH                                     100%            Germany
Fairchild Semiconductor Srl                                      100%            Italy
Fairchild Semiconductor Japan Ltd.                               100%            Japan
Fairchild Semiconductor Hong Kong Limited                        100%            Hong Kong
Fairchild Semiconductor Hong Kong (Holdings) Limited             100%            Hong Kong
Fairchild Semiconductor Asia Pacific Pte. Ltd.                   100%            Singapore
Fairchild Semiconductor (Malaysia) Sdn. Bhd.                     100%            Malaysia
Fairchild Korea Semiconductor Ltd.                               100%            South Korea
Fairchild Korea Trading Company                                  100%            South Korea
Kota Microcircuits, Inc.                                         100%            Colorado
Fairchild Semiconductors de Mexico S.de R.L. de C.V.             100%            Mexico
Fairchild Semiconductor S.A.S                                    100%            France
QT Optoelectronics, Inc.                                         100%            Delaware
QT Optoelectronics                                               100%            California
Fairchild Semiconductor (Optoelectronics) Sdn. Bhd.              100%            Malaysia
Fairchild Semiconductor (Optoelectronics) Pte. Ltd.              100%            Singapore
Fairchild Semiconductor (Wuxi) Co. Ltd.                          100%            P.R. China
Fairchild Semiconductor Mauritius Ltd.                           100%            Mauritius
Fairchild Semiconductor Mauritius (Trading) Ltd.                 100%            Mauritius
Fairchild Semiconductor Mauritius (Consultancy) Ltd.             100%            Mauritius
Fairchild Semiconductor (Suzhou) Co., Ltd.                       100%            P.R. China
Fairchild Semiconductor (Shanghai) Co., Ltd                      100%            P.R. China
Fairchild Semiconductor Technology (Shanghai) Co., Ltd           100%            P.R. China
Fairchild Semiconductor (Philippines), Inc.                      100%            Philippines
Fairchild Semiconductor (Bermuda) Ltd.                           100%            Bermuda
Fairchild Semiconductor Pte. Ltd.                                100%            Singapore
Fairchild Energy LLC                                             100%            Maine

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*  Certain nominal shares are held by individual employees in certain jurisdictions to satisfy requirements of applicable national laws.